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                                 EXHIBIT 99(a)


                                 FORM OF PROXY
                                 -------------

                                REVOCABLE PROXY

                         KEYSTONE HERITAGE GROUP, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF KEYSTONE HERITAGE GROUP, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

                               February 17, 1998


    THE UNDERSIGNED holder of common stock of Keystone Heritage Group, Inc. ("KHG") hereby appoints Ira L. Kreider and Richard R. Klotz, or either of them, with full power of substitution, the proxy or proxies of the undersignedto vote all of the shares of the common stock of Keystone Heritage Group, Inc. ("KHG Common Stock") held of record in the name or names of the undersigned at the close of business on January 13, 1998, at the Special Meeting of the shareholders of KHG to be held on February 17, 1998, at 2:00 p.m. at Quality Inn Lebanon Valley, 625 Quentin Road, Lebanon, Pennsylvania, and at all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present. Said proxies are specifically authorized to vote:

    (1) PROPOSAL to approve, adopt, ratify and confirm the Merger Agreement, dated August 15, 1997, between Fulton Financial Corporation ("FFC") and KHG providing, among other things, for the merger of KHG with and into FFC and for the automatic conversion of each share of KHG Common Stock into 1.83 shares of Common Stock of FFC.


            [_] FOR              [_]  AGAINST               [_]  ABSTAIN

    (2) In their discretion as to any other matter properly before the meeting, including, without limitation, a motion to adjourn or postpone the meeting to another time and place for the purpose of soliciting additional proxies in favor of the Merger Agreement or otherwise.

            [_]  FOR              [_]  AGAINST               [_]  ABSTAIN


    This proxy is revocable and will be voted as specified.If no specification is made, this proxy will be voted "FOR" each of the proposals listed. If any other business is presented at the
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Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

    The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus of KHG dated January 8, 1998, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.


                 Date:
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                                 Signature


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                                 Signature


                 Please sign exactly as your name appears hereon. If stock is jointly held, each joint owner should sign. If signing for a corporation or a partnership, or as attorney or fiduciary, indicate your full title. If more than one fiduciary is involved, all should sign.